    As filed with the Securities and Exchange Commission on October 22, 1999

                                                      Registration No. 333-61017
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                             TO FORM S-4 ON FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                      DATA PROCESSING RESOURCES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                ---------------

          California                                            95-3931443
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                       18301 Von Karman Avenue, Suite 600
                            Irvine, California 92612
                                 (949) 553-1102
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                ---------------

                     DATA PROCESSING RESOURCES CORPORATION
                     STOCK OPTION PLAN FOR THE EMPLOYEES OF
              SYSTEMS & PROGRAMMING CONSULTANTS, INC., AS AMENDED
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                ---------------

                             Richard D. Tipton, Esq.
                      Data Processing Resources Corporation
                       18301 Von Karman Avenue, Suite 600
                            Irvine, California 92612
                                 (949) 553-1102
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                              Elaine R. Levin, Esq.
                               Riordan & McKinzie
                         600 Anton Boulevard, Suite 1800
                        Costa Mesa, California 92626-1924
                                 (714) 433-2900

================================================================================

                                EXPLANATORY NOTE

         On December 22, 1998 the Registrant registered 1,091,448 shares of its common stock ("Common Stock") on Form S-8 (File No. 333-61017) (the "Registration Statement") to be issued from time to time under the Registrant's Stock Option Plan for the Employees of Systems & Programming Consultants, Inc., as amended (the "Plan").

         On August 26, 1999, the Registrant merged (the "Merger") with a subsidiary of Compuware Corporation, a Michigan corporation ("Acquiror"), and, as a result of the Merger, is now a wholly owned subsidiary of Acquiror. Following the consummation of the Merger, each outstanding option to purchase the Common Stock, upon vesting, due exercise and payment of the exercise price of such option, entitles the optionee to receive only the merger consideration of $24.00 per share in cash, without interest, so no additional shares of Common Stock will be issued under the Plan.

         The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to terminate the Registration Statement and to deregister the 1,033,968 shares of Common Stock originally registered thereby which remain unsold as of such termination.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on October 22, 1999.

                                           DATA PROCESSING RESOURCES CORPORATION

                                           By: /s/ Richard D. Tipton
                                               ---------------------------------
                                               Richard D. Tipton
                                               Vice President, General Counsel
                                               and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                                       Title                             Date
        ---------                                       -----                             ----
/s/ Eliot R. Stark                           President and Director                October  22, 1999
------------------------------------------   (Principal Executive Officer)
    Eliot R. Stark


/s/ James A. Adams                           Vice President and                    October  22, 1999
------------------------------------------   Chief Financial Officer
    James A. Adams                           (Principal Financial Officer and
                                             Principal Accounting Officer)


/s/ Thomas Costello, Jr.                     Director                              October  22, 1999
------------------------------------------
    Thomas Costello, Jr.


/s/ Phyllis Recca                            Director                              October  22, 1999
------------------------------------------
    Phyllis Recca


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